UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

DS Services Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-5752672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5660 New Northside Drive Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip code)

333-194935

(Commission File Number)

(770) 933-1400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2014, Edward J. Merklen, age 52, was appointed Chief Operating Officer of DS Services Holdings, Inc. and its subsidiaries (“DS Services”). Mr. Merklen will officially assume his new role with DS Services on October 27, 2014. Mr. Merklen succeeds Peter N. MacLean who, as previously reported, retired from his position of Chief Operating Officer of DS Services effective September 12, 2014.

Mr. Merklen joined DS Services as Chief Customer Officer in April 2014. From 2011 until Mr. Merklen joined DS Services, he served as Vice President & General Manager of Pernod Ricard USA, where he managed its eastern U.S. operations. From 1998 through 2011, Mr. Merklen worked for Coca-Cola Enterprises at a number of positions of increasing responsibility, including Director of Sales—New England, Vice President of Sales—New York Division, Vice President of Supermarket Sales—Northeast Business Unit, and Vice President of National Accounts. From 1989 to 1998, Mr. Merklen served as General Manager & Director of Sales for Pepsi-Cola Newburgh Bottling Company Inc. Mr. Merklen is a graduate of Southeastern Oklahoma State University.

Mr. Merklen will receive compensation consistent with the compensation scheme described in the Registration Statement on Form S-4/A filed by DS Services on June 18, 2014, and has agreed to an arrangement which would entitle him to severance benefits from DS Services under certain circumstances. Additional details of Mr. Merklen’s compensation will be disclosed in DS Services’ Annual Report on Form 10-K for DS Services’ 2014 fiscal year, to the extent required by applicable regulations.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of DS Services dated September 26, 2014 regarding appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS SERVICES HOLDINGS, INC.

By:	/s/ Thomas J. Harrington
Name:	Thomas J. Harrington
Title:	President and Chief Executive Officer

Date:	September 26, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of DS Services dated September 26, 2014 regarding appointment.